UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2014, QLogic Corporation, a Delaware corporation (the “Company”), and Broadcom Corporation, a California corporation (the “Seller”), entered into an Asset Purchase Agreement (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, the Company has agreed to acquire (either directly or through other subsidiaries) certain 10/40/100Gb Ethernet controller-related assets primarily relating to the Seller’s programmable NetXtreme II Ethernet controller family, assume certain related liabilities and license certain intellectual property from the Seller, for a total purchase price of $147.3 million in cash, subject to certain adjustments set forth in the Purchase Agreement. The sale, which is subject to customary closing conditions, is expected to close during the first calendar quarter of 2014 (the “Closing”).

The Purchase Agreement includes customary representations, warranties, covenants and closing conditions. In addition, pursuant to the terms of the Purchase Agreement, each party has agreed to indemnify the other for an agreed upon period following the sale for losses arising from, among other things, such party’s breach of its respective representations, warranties or covenants and other specified matters under the Purchase Agreement, subject to limitation in accordance with agreed upon threshold amounts and caps on indemnifiable damages. The Purchase Agreement also contains certain customary termination rights of the Company and the Seller, including, subject to the ability to extend in certain instances, termination by either the Company or the Seller if the sale is not completed by specified outside dates.

Concurrent with the Closing, the parties expect to enter into a patent license agreement, whereby the Company and certain of its subsidiaries will license certain Broadcom patents under a non-exclusive patent license agreement in exchange for a license fee of $62 million. This patent license will apply to the Fibre Channel products sold by the Company and have a ten-year term. The parties will also at the Closing enter into a supply and development agreement, certain other intellectual property license agreements and a transition services agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed by a Current Report on Form 8-K upon the Closing.

Item 7.01	Regulation FD Disclosure

On February 18, 2014, the Company and the Seller issued a joint press release announcing the execution of the Purchase Agreement. The joint press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated February 18, 2014, announcing the signing of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2014	QLOGIC CORPORATION /s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release, dated February 18, 2014, announcing the signing of the Purchase Agreement.